UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):	March 12, 2007

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or principal Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Annual Incentive Awards.  On March 12, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Florida Public Utilities Company (the “Company”) authorized the payment of annual incentive compensation awards to each of the Company’s named executive officers for the year ended December 31, 2006.  The annual incentive awards were made pursuant to the Company’s incentive compensation plan as filed.  The annual incentive awards were determined based on the achievement of established goals during 2006 as measured against performance measures established in 2005.  The Compensation Committee approved the following awards for the Company’s named executive officers, in the amounts indicated below:

Name and Position	Annual Incentive Award
John T. English Chief Executive Officer	$38,640
Charles L. Stein Chief Operating Officer	$28,560
George M. Bachman Chief Financial Officer	$26,040

In addition on March 12, 2007, the Compensation Committee approved the goals and formula for determining the maximum possible award amounts for the 2007 annual incentive awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Public Utilities Company
(Registrant)

Date:	March 15, 2007	By: /s/ George M Bachman
Name: George M. Bachman Title: CFO, Treasurer & Corporate Secretary